Exhibit 3.39

JOHNSTONE TANK TRUCKING LTD.

BY-LAW NO. 1

BE IT ENACTED as a by-law of the Corporation as follows:

SECTION ONE

INTERPRETATION

1.01   Definitions - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act, 1977, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the certificate of continuance dated August 5, 1980, of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means the corporation Johnstone Tank Trucking Ltd. by certificate of continuance under the Act and named The Business Corporations Act;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Saskatchewan);

“recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

HILL, McLELLAN, BALL, CUNDALL & BRIDGES

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.04 or by a resolution passed pursuant thereto;

“unanimous shareholder agreement” means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended;

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and

Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01   Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at the Village of Frobisher, in the Province of Saskatchewan and at such location therein as the board may from time to time determine.

2.02   Corporate Seal - Until changed by the board, the corporate seal of the Corporation shall be in the form impressed hereon.

2.03   Financial Year - Until changed by the board, the financial year of the Corporation shall end on the last day of in each year.

2.04   Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, managing director, president, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board. In addition, the

[SEAL]

board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05   Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06   Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION THREE

BORROWING AND SECURITIES

3.01   Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

(a)   borrow money upon the credit of the Corporation;

(b)   issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

(c)   charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any such bonds, debentures, notes or other evidences of indebtedness or liability of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.03   Delegation - The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by Section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

SECTION FOUR

DIRECTORS

4.01   Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of the number set out in the application for incorporation or continuance as amended from time to time. Subject to Section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of not less than one-half of the number of directors or such greater number of directors as the board may from time to time determine.

4.02   Qualification - No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians.

4.03   Election and Term - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, if a maximum and minimum number of directors is authorized, be the number of directors then in office unless the directors or the shareholders otherwise determine or shall, if a fixed number of directors is authorized, be such fixed number. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04   Removal of Directors - Subject to the provisions of the Act, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.05   Vacation of Office - A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director, or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later, or, if requested by all his co-directors to resign.

4.06   Vacancies - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.07   Action by the Board - Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. Subject to Sections 4.08 and 4.09, the powers of the board may be exercised by a meeting at which the quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

4.08   Canadian Majority - The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where:

(a)   a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b)   a majority of resident Canadians would have been present had that director been present at the meeting.

4.09   Meeting by Telephone - If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.10   Place of Meetings - Meetings of the board may be held at any place in or outside Canada.

4.11   Calling of Meetings - Meetings of he board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

4.12   Notice of Meeting - Notice of the time and place of each meeting of the board shall be given in the manner provided in Section 12.01 to each director not less than 48 hours before the time when the meeting is to be held. A notice of the meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)    submit to the shareholders any question or matter requiring approval of the shareholders;

(b)    fill a vacancy among the directors or in the office of auditor;

(c)    issue securities;

(d)    declare dividends;

(e)    purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)     pay a commission for the sale of shares;

(g)    approve a management proxy circular;

(h)    approve a take-over bid circular or directors’ circular;

(i)     approve any annual financial statements; or

(j)     adopt, amend or repeal by-laws.

A director may in any manner waive notice of or otherwise consent to a meeting of the board.

4.13   First Meeting of New Board - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14   Adjourned Meeting - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15   Regular Meetings - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16   Chairman - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.17   Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

4.18   Conflict of Interest - A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

4.19   Remuneration and Expenses - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.20   Validation of Acts - All acts done by any meeting of the Directors or by a committee of Directors or by any person acting as a Director, shall notwithstanding that it shall afterwards be discovered that there was some defent in the appointment of such Directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

SECTION FIVE

COMMITTEES

5.01   Committee of Directors - The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise. A majority of the memebers of such committee shall be resident Canadians.

5.02   Transaction of Business - Subject to the provisions of Section 4.09, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Canada.

5.03   Advisory Committees - The board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

5.04   Procedure - Unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION SIX

OFFICERS

6.01   Appointment - Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to Sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office:

6.02

6.03   Managing Director - The board may from time to time also appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04   President - If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05   Vice-President - A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.06   Secretary - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

6.07   Treasurer - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board or the chief executive officer may specify.

6.08   Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.09   Variation of Powers and Duties - The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10   Term of Office - The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation.

6.11   Terms of Employment and Remuneration - The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time.

6.12   Conflict of Interest - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with Section 4.18.

6.13   Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to subdelegate) as may be thought fit.

SECTION SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01   Limitation of Liability - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02   Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(a)                                  he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

7.03   Insurance - The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 7.02 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

SECTION EIGHT

SHARES

8.01   Allotment - The board in its sole discretion may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02   Commissions - The board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03   Registration of Transfers - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement, which complies with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in Section 8.05.

8.04   Transfer Agents and Registrars - The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

8.05   Lien for Indebtedness - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

8.06   Non-recognition of Trusts - Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

8.07   Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Section 2.04 and need not be under the corporate seal; provided that unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificated executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.08   Replacement of Share Certificates - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.09   Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and -delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10   Bankrupt and Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.11   Survivors - The Executors or Administrators of a deceased member (not being one of several joint holders), shall be the only persons recognized by the company as having any title to the shares registered in the name of such member, and in the case of the death of any one or more of the joint holders of any registered shares, the survivors shall be the only persons recognized by the company as having any title to or interest in such shares. Before recognizing an Executor or Administrator, the Directors may require him to take out probate or Letters of Administration in Saskatchewan.

8.11   (1)    No share or shares of the company may be sold or transferred by the holder thereof unless and until such holder shall have first offered to sell such share or shares to the other member or members of the company by giving notice in writing to such other members or members of the number of shares offered for sale, and the price and terms for and upon which such holder is willing to sell such share or shares, and in the event of such holder having received an offer to purchase such share or shares from a person, firm or corporation, and whether a member or not, such notice shall state the price or consideration and terms of such offer; and if any part of such consideration is other than lawful money of Canada, such notice shall state equivalent expressed in such money of such part of the consideration. Such notice may be delivered personally to the other member or members or may be sent to them by prepaid registered mail, addressed to their then place or places of business or residence. Such other member or members shall have the right to purchase such share or shares for the price and upon the terms stated in such notice, or at the option of such other member or members, and where as offer is referred to in such notice for the price or consideration (or the equivalent if such money or such consideration is other than such money) stated in and upon terms of such offer. The said right to purchase shall be exercised by such member or members, notifying such holder in writing of his or their intention to exercise such right and paying or tendering the price or consideration or otherwise performing, or offering to perform, the terms of purchase within thirty (30) days after the giving or mailing of the notice by the holder to such member or members. The notice of acceptance by the holder to such member or members may be delivered personally to such holder or sent to them by prepaid registered mail at his place of business or residence and posted within such period of thirty (30) days.

Upon so exercising such right of purchaser and upon payment in full of the purchase price or consideration, such member or members shall be entitled to the certificate or certificates of such share or shares with transfer thereof duly executed by the holder. In the event of more than one member so notifying such holder, the said shares shall be sold to such member in proportion to their present shareholding. The purpose and intention of this regulation is to give members of the company the first right to purchase the share or shares of any member intending to sell or dispose of his shareholdings in the company and at the price and upon the terms at least as favourable as those upon which such last mentioned member is willing or proposes to sell such holdings to a person not a member, and shall be construed accordingly. The directors may refuse to recognize or register any transfer of a share or shares to a transferee in the event that this regulation shall not have been compiled with.

13 (a)

8.11   (2)    The Company shall have a first lien or charge on all shares, registered in the name of the member whether solely or jointly with others, for all his debts, liabilities and engagements to the Company, whether solely or jointly with any other person, whether a member of the company or not, whether incurred or entered into before or after notice to the Company of any equitable or other interest in any person other than such member, and whether the period for the payment, discharge or fulfillment of such debt, liability or engagement has actually arrived or not. Such liens shall extend to all dividends or bonuses from time to time declared in respect of such shares.

8.11   (3)    For the purpose of enforcing such lien, the Directors may sell the shares subject thereto in such manner as they think fit; but no sale shall be made until such time as the debt, liability or engagement ought to be paid, discharged or fulfilled and until a demand in writing stating the amount due and demanding payment, and giving notice of the intention to sell in default has been served on such member or the person, if any, entitled in consequence of the death or bankruptcy of the member to the shares and default in payment shall have been made for seven days after such notice.

8.11   (4)    Upon such sale the Directors may enter the purchaser’s name in the Register as holder of the shares and the purchaser shall not be bound to see to the regularity or the validity or be affected by any irregularity or invalidity in the proceeding or be bound to see to the application of the purchase of money; after his name has been entered in the Register the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the company exclusively.

8.11   (5)    The net proceeds of any such sale shall be applied in or towards the satisfaction of the amount due and the residue, if any, shall be paid to the member or the person entitled to the shares in consequence of the death or bankruptcy of the member.

13 (b)

8.12   Evidence of Right - Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced, as may from time to time be required by the Directors, have the right either to be registered as a member in respect of the share, or instead of being registered himself to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall in each case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

8.13   Rights of Successor - A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

SECTION NINE

DIVIDENDS AND RIGHTS

9.01   Dividends - Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02   Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03   Non-receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04   Record Date for Dividends and Rights - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 14 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05   Unclaimed Dividends - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.06   Payment of Dividends - No dividends shall be paid otherwise than out of profits.

9.07   Set Off of Dividends - The Directors may deduct from the dividends, payable to any member, all such sums of money as may be due from him to the company.

9.08   Reserves - The Directors, may, before recommending any dividend, set aside out of the profits of the company, such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purposes to which the profits of the company may be properly applied, and pending such application, may at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares of the company) as the Directors may from time to time think fit.

9.09   Interest - No dividend shall bear interest against the company.

SECTION TEN

MEETINGS OF SHAREHOLDERS

10.01   Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

10.02   Special Meetings - The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03   Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.04   Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.05   List of Shareholders Entitled to Vote - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to Section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

10.06   Record Date for Notice - The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than 14 days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

10.07   Meetings without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act if:

(a)   all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and

(b)   the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08   Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, managing director, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.09   Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.10   Quorum - A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than a majority of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.11   Right to Vote - Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in Section 10.05, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to Section 10.06, such person has transferred any of his shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such case the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in section 10.05, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.12   Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

10.13   Time for Deposit of Proxies - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14   Joint Shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

10.15   Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

10.16   Show of Hands - Subject to the provisions of the Act any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17   Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18   Adjournment - If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.19   Resolution in Writing - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect of the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

10.20   Only One Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

SECTION ELEVEN

DIVISIONS AND DEPARTMENTS

11.01   Creation and Consolidation of Divisions - The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such dividions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02   Name of Division - Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.03   Officers of Division - From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION TWELVE

NOTICES

12.01   Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

12.02   Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.03   Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

12.04   Undelivered Notices - If any notice given to a shareholder pursuant to Section 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.05   Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06   Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.07   Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

SECTION THIRTEEN

EFFECTIVE DATE

13.01   Effective Date - Subject to its confirmation by the shareholders in accordance with the Act, this by-law shall come into force on the date of issue of a certificate of continuance to the Corporation continuing the Corporation under the Act.

13.02   Repeal - All previous by-laws of the Corporation are repealed as of the coming into force of this by-law provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

MADE by the board the 15th   day of          August,         1980.

	President	/s/ Patrick Johnstone
[SEAL]
	Secretary	/s/ Beatrice Johnstone

CONFIRMED by the shareholders in accordance with the Act the 15th day of                           August          , 1980.

Secretary	/s/ Beatrice Johnstone

IT IS HEREBY CERTIFIED by the undersigned that the foregoing is a true copy of By-Law No. 1 of the Corporation adopted on the 15th day of August, 1980 and that such By-Law remains in full force and effect at the date hereof.

DATED	February 1, 2010

JOHNSTONE TANK TRUCKING LTD.

Per.	/s/ Laurence Johnstone

JOHNSTONE TANK TRUCKING LTD.

BY-LAW NO. 2

BORROWING BY-LAW

A by-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by Johnstone Tank Trucking Ltd.

BE IT ENACTED as a by-law of the Corporation as follows:

1.   Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

(a)                        borrow money upon the credit of the Corporation;

(b)                       issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

(c)                        mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or substantially acquired, by way of mortgage, hypothec, pledge or otherwise, to secure payment of any such evidence of indebtedness or guarantee of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2.   The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

ENACTED by the board the 15th day of August     , 1980.

President	/s/ Patrick Johnstone	Secretary	/s/ Beatrice Johnstone

CONFIRMED by the shareholders in accordance with the Act the 15th day of August       , 1980.

[SEAL]	Secretary	/s/ Beatrice Johnstone

IT IS HEREBY CERTIFIED by the undersigned that the foregoing is a true copy of By-Law No. 2 of the Corporation adopted on the 15th day of August, 1980 and that such By-Law remains in full force and effect at the date hereof.

DATED	February 1, 2010

JOHNSTONE TANK TRUCKING LTD.

Per:	/s/ Laurence Johnstone